UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2014

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 3, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of The Phoenix Companies, Inc. (the “Company”) granted Ms. Bonnie J. Malley, Executive Vice President and Chief Financial Officer, a one-time cash award of $350,000, to be payable in three installments of 50%, 25% and 25%, respectively, the first of which is payable immediately as a result of the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Company’s 2012 Annual Report on Form 10-K. The second installment is contingent upon the filing of the Company’s 2013 Annual Report on Form 10-K and the third installment is contingent upon the timely filing of the Company’s Form 10-Q for the third quarter 2014 and the filing of the Company’s Form 10-Q for third quarter 2013 on or prior to such date. This one-time award has been granted to Ms. Malley to recognize her sustained leadership throughout the restatement process and the resumption by Phoenix of timely filings with the SEC. The award is subject to the Company’s Compensation Recovery Policy (clawback policy). In addition, the first payment is subject to recovery by Phoenix in the case of voluntary termination (including retirement) or involuntary termination for cause prior to the filing of the Company’s 2013 Annual Report on Form 10-K.  The second payment is subject to recovery under the same conditions prior to the timely filing of the Company’s Form 10-Q for the third quarter 2014 and the filing of the Company’s Form 10-Q for the third quarter 2013.

The description of the award set forth above is not complete and is qualified in its entirety by reference to the letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits

The following exhibit is furnished herewith:

10.1           Letter from the Company to the Chief Financial Officer dated April 3, 2014.

 SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: April 3, 2014	By:	/s/ Jody A. Beresin
		Name:	Jody A. Beresin
		Title:	Senior Vice President, Administration